Exhibit 4.2


                                                                        Standard
                                                                       Chartered
Date; 6th June 2007

Our Ref: CR/LC/TEAM4/BKA



CONFIDENTIAL

Bonso Electronics Limited
Units 1106-1110, 11/F.,
Star House, 3 Salisbury
Road, Tsimshatsui, Kowloon.

Attn. Mr. Anthony So/Ms Cathy Pang
----------------------------------


Dear Sirs,


BANKING FACILITIES

     Standard Chartered Bank (Hong Kong) Limited ItJft () "jEJ (the "Bank") is pleased to offer the following banking facilities (the "Facilities") to the Customer below for the purpose(s) of general working capital, trade finance and treasury requirement, subject to the Bank's Standard Terms and Conditions for Banking Facilities and Services (including the Trade Finance Supplement) and Terms and Conditions for Foreign Exchange Business attached and the terms and conditions set out in this facility letter.


A. CUSTOMER:

     Bonso Electronics Limited


B;- FACILITY LIMITS:

     (1) General Banking Facilities

  -------------------------------------------------------------------------------------
  Type(s) of Facility                 Facility Limit(s)    Designated Customer(s) and
                                                           Sub-limit(s), if applicable
  -------------------------------------------------------------------------------------
  1. Current Account Overdraft        HKD3000,000.-        o The Customer
  -------------------------------------------------------------------------------------
  2. Trade Finance                    HKD55,000,000.-      -
  (Please refer to Appendix I for
  product details.)
  -------------------------------------------------------------------------------------
  (a) Trade Finance Group All                              o The Customer
                                                           (HKD55, 000,000.-)
  -------------------------------------------------------------------------------------
  (b) Trade Finance Group I                                o The Customer
                                                           (HI0551 000, 000.-)
  -------------------------------------------------------------------------------------
  (c) Trade Finance Group 2                                o The Customer
                                                           (HKD65,000,000.-)
  -------------------------------------------------------------------------------------

Standard Chartered Bank (Hong Kong) Limited
Wholesale Bank


                                                                          Page 2

  Bonso Electronics Limited


 o (d) Trade Finance Group 3                                    The Customer
                                                               HKD55, 000,000.-)
  ------------------------------------------------------------------------------
 3.                          Factoring HKD20,000,000.-         o The Customer
                            (being FlU Limit)
  ------------------------------------------------------------------------------
 Total Facility Limit:       HKD78,000,000..-
  ------------------------------------------------------------------------------
 Note:-
 o The aggregate outstanding of all Sub-limits shall not at any time exceed the
 Facility Limit of that Facility and the Total Facility Limit
 -------------------------------------------------------------------------------

       o (2) Treasury Facilities (The Bank may arrange for these facilities to be available through Standard Chartered Bank or other members of the Standard Chartered Group and separate documentation would be executed where necessary.)

 ---------------------------------------------------------------------
Type(s) of Facility                                   Designated Customer(s) and
                                                      Sub-limit(s) if applicable
 -------------------------------------------------------------------------------
 1. Foreign Exchange Contract(s)                      The Customer
 (Spot)
 Facility Limit to be determined by the Bank on
 a case by case basis.
 ------------------------------------------------------------------------------
 2. Currency and Interest Rate Risk Management        The Customer
 ------------------------------------------------------------------------------


C. PRICING AND CONDITIONS:

 ------------------------------------- ---------------------------------------------------------------------
 1. Current Account Overdraft          Interest: the higher of Prime or HIBOR, payable monthly in arrears.
 ------------------------------------- ---------------------------------------------------------------------
 2. Trade Finance Interest:
 -                                     HKD import/export facilities: 1.5% per annum over HIBOR.
                                       Foreign currency import/export facilities: 1.5% per annum over
                                       LIBOR.
                                       Commission:
                                       Standard rates unless otherwise stipulated.

                                       Letters of Credit Opening Commission & Commission in lieu of
                                       ---------------------------------------------------------------------
                                       Exchange
                                       First USD50,000.- 1/4%
                                       Balance           1/8%

                                       Commission on other Trade Finance Facilities
                                       Import Invoice Financing       1/8%  flat (minimum HKD400)
                                       Export Invoice Discounting     1/8% flat (minimum HKD400)

                                       Maximum tenor/advance percentage for:
                                       Import facilities: Combined usance and
                                       import loan period of any transaction is not to exceed 120 days.

                                       Export facilities 60 days
 -----------------------------------------------------------------------------------------------------------



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                                                                                                      Page 3

  Bonso Electronics Limited

  ------------------------------------ ----------------------------------------------------------------------
                                       Packing Credit: up to 90 days or expiry of the letter of credit, whichever is earlier, and up to 70% of the amount of the letter of credit.

                                       Discounting of "Documents Against Acceptance" ("D/A") is only available to  the approved drawee by the Bank:

                                       Import Invoice Financing: allowed up to a maximum limit of
                                       HKD35,000,000.- for a tenor of 120 days up to 100% finance against presentation of certified true copy of invoice issued by suppliers approved by the Bank. Individual limit for any new suppliers to be approved by the Bank from time to time.

                                       Export Invoice Discounting: allowed up to 60 days, and up to 100% of the invoice amount.
  ------------------------------------ ----------------------------------------------------------------------
  3.                                   Factoring Subject to terms and conditions stipulated in the
                                       Receivables Purchase Agreement executed between the Bank and the
                                       Customer.

   ------------------------------------ ---------------------------------------------------------------------
  4. Foreign Exchange                  Tenor up to 2 days. Contract(s)
  (Spot)

  ------------------------------------ ----------------------------------------------------------------------
  5. Currency and Interest Rate        Tenor up to 18 months.
  Risk Management

  Handling Fee of Facilities:          HKD10,000. - payable upon your signing of this letter, and other handling fed to be mutually agreed and payable on each anniversary of the date of this letter if the Facilities are continuinq.

  ------------------------------------ ----------------------------------------------------------------------

D.      SECURITY AND CONDITIONS PRECEDENT:

The availability of the Facilities is conditional upon the Bank's holding/receipt of the following documents, items and evidence (both in form and substance) satisfactory to the Bank:

1.   This letter duly executed by the Customer.
2. A corporate guarantee executed by Bonso Electronics International Inc. for an unlimited amount.
3. A Receivables Purchase Agreement executed by the Customer for the factoring facility.
4. Original/Certified copies of all necessary consents, approvals and other authorisations (including board resolutions) in connection with the execution, delivery and performance of this letter and all other documents mentioned above, if applicable.
5. (if any of the facilities referred to in this letter are to be made available by Standard Chartered Bank or other members of the Standard Chartered Group) All such documents, items or evidence with, in favour of or to Standard Chartered Bank or, as the case may be, such member of the Standard Chartered Group as the Bank may request.
6. Such other documents, items or evidence that the Bank may request from time to time.

Bonso Electronics Limited                                                Page 4

E.      COVENANTS AND UNDERTAKINGS:

The Customer undertakes to the Bank that it will:

1. ensure loan from Bonso Electronics International Inc. (being its holding company) at not less than HKD40,000,000.- at all times.

2.   promptly submit to the Bank:

           certified copy of the audited financial statements of the Customer and Bonso Electronics International Inc. within g months after their respective financial year end; a certified copy of the quarterly financial statements of Bonso Electronics International Inc. within 3 months after the end of the releiant accounting period; and other information that the Bank may request from time to time.

3.   immediately inform the Bank:

     o of any change of the Customer's directors or beneficial shareholders of amendment to its memorandum or articles of association or equivalent constitutional documents;
     o of any substantial change to the general nature of the Customer's existing business; or
     o if it becomes, or is aware that any of its directors, shareholders, partners or managers becomes, a Related Person (as defined in paragraph 5 of section F of this letter).

F.  OTHER TERMS AND CONDITIONS:

1. The Facilities are available at the sole discretion of the Bank. The Bank may at any time immediately terminate, cancel or suspend the Facilities or otherwise modify the Facilities without the consent of any party.

2. Notwithstanding any provisions stated in this letter, the Facilities (except for the factoring facility) are repayable on demand by the Bank. The Bank has the overriding right at any time to require immediate payment and/or cash collateralisation of all or any sums actually or contingently owing to it under the Facilities (except for the factoring facility).

3. The Bank's Standard Terms and Conditions for Banking Facilities and Services (including the Trade Finance Supplement) and Terms and Conditions for Foreign Exchange Business ("Standard Terms and Conditions") attached and/or referred to in this letter forms an integral part of this letter and the Customer agrees to observe and be bound by such Standard Terms and Conditions.

4. The terms and conditions set out or referred to in this letter supersede and replace those set out in our letter (if any) previously sent to the Customer.

5. Please note that section 83 of the Banking Ordinance imposes on the Bank certain limitations on advances to persons (including firms, partnerships and companies) related to its directors, employees with lending authority or controllers (each person so related shall be referred to as a "Related Person"). When acknowledging and accepting this facility letter, the Customer should advise the Bank if it is, or any of its directors, shareholders, partners or managers is, a Related Person within the meaning of the Banking Ordinance. If.subsequent to the acceptance of this facility letter, the Customer becomes, or is aware that any of its directors, shareholders, partners or managers is or becomes, a Related Person, it should immediately advise the Bank in writing.

Bonso Electronics Limited

6. The Customer acknowledges the following:

       (a) The Customer has received and read the Bank's Notice to Customers and Other Individuals relating to the Personal Data (Privacy) Ordinance (the "Ordinance') and the Code of Practice on Consumer Credit Data (the "Notice"); and

       (b) The Customer has, or will, notify each of its Relevant Individuals, the Bank may, in the course of providing banking services to the Customer, receive Customer information in respect of that Relevant Individual.

       For the purpose of the above, the Ordinance defines a Relevant Individual as being one of the following (but not limited to) Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, department heads, corporate officers (e.g. authorized signatories, company secretary etc.), directors, major shareholders, beneficial owners, and guarantors (where applicable).

7. This letter shall be governed by and construed in accordance with the laws of Hong Kong SAR.

  Please sign and return to us the enclosed copy of this letter together with the attached Standard Terms and Conditions for Banking Facilities and Services (including the Trade Finance Supplement) and Terms and Conditions for Foreign Exchange Business to the Bank's Credit Risk Control at 11th Floor, Standard Chartered Tower, 368 Kwup Tong Road, Kwun Tong, Kowloon within one month after the date of this letter, failing which this offer shall lapse..

  If you have any queries, please feel free to contact any of the following persons:-

  ------------------------------------------------------------------------------
  Queries on                    Name                               Telephone No.
   -----------------------------------------------------------------------------
  Execution of bank documents   Ms. Kane Leung,                        2282-6193
                                Senior Credit Documentation Manager

  Banking arrangements .        Ms. Sandra Mak, Relationship Manager   2821-1876
  ------------------------------------------------------------------------------

Yours faithfully,
For and on behalf of
STANDARD CHARTERED BANK (HONG KONG) LIMITED


/s/ Karie Leung
---------------
Karie Leung
Senior Credit Documentation Manager
KL/EW/wy
Encl.

We agree and accept all the terms and conditions set out above and the Bank's Standard Terms and Conditions for Banking Facilities and Services (including the Trade Finance Supplement) and Terms and Conditions for Foreign Exchange Business attached andlor referred to in this letter, which we have read and understood.

For and on behalf of
BONSO ELECTRONICS LIMITED


--------------------------------

Bonso Electronics Limited


                                   Appendix 1
TRADE FINANCE FACILITY'
Trade Finance Group All
-----------------------

     Negotiation of export credit documents with discrepancies on a with recourse basis

Trade Finance Group 1
---------------------

o Purchase of documents against payment bills with title documents on parties acceptable to the Bank on a with recourse basis
o Purchase of documents against acceptance bills with ECA/approved insurance cover on a with recourse basis
o    Issuance of back-to-back letters of credit
o    Issuance of import letters of credit - sight and usance
                                         --  with title documents

Trade Finance Group 2
---------------------

o Purchase of documents against acceptance bills without ECA/approved insurance cover on a with recourse basis
o Purchase of documents against payment bills without title documents on parties acceptable to the Bank on a with recourse basis
o Issuance of quasi back-to-back letters of credit -without title documents (i.e. Import letter of credit supported by export letter of credit acceptable to the Bank)
o    Issuance of import letters of credit - sight and usance
                                         -- without title documents
o    Shipping guarantees

Trade Finance Group 3
---------------------

o    Pre-shipment loan - i.e. packing credit
o    Acceptance of drafts under import letters of credit
o    Release of documents against acceptance supported by trust receipts
o    Loans against trust receipts
o    Import loans
o    Import Invoice Financing / Export Invoice Discounting